FTOH CORP.
2010 Equity Incentive Plan

RESTRICTED STOCK AGREEMENT
(Non-Assignable)

________

_____________ Shares of Restricted Stock of
FTOH CORP.

THIS CERTIFIES that on ____ __, 2010, _____ (“Holder”) was granted _____________ shares of fully paid and non-assessable shares (“Shares”) of the Restricted Stock (par value $0.0001 per share) of FTOH Corp. (“Corporation”), a Delaware corporation, pursuant to the terms of the Corporation’s 2010 Equity Incentive Plan (“Plan”), the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by his execution of this agreement.  A determination of the Committee (as defined in the Plan) under the Plan as to any questions which may arise with respect to the interpretation of the provisions of this award and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

TERMS AND CONDITIONS.  It is understood and agreed that the award evidenced by this agreement is subject to the following terms and conditions:

1.           Vesting Schedule.  The Shares shall be subject to the following non-cumulative leak out and vesting provisions.  Shares shall vest immediately upon achieving their respective Target Revenues for the applicable period.  All vesting is subject to claw-backs (as set forth in Section 2 herein) in the event of any breach of Corporate policy, restatements and/or adjustments.  Notwithstanding anything herein to the contrary, all vested shares may be exercised and disposed of not sooner than six months following the date hereof.

Percentage of Shares to Vest	Target Revenue (minimum)	Fiscal Quarters for Target Revenue to be Achieved
25%	$1,500,000	Q1-2011 (or Q4-2010)
25%	$3,000,000	Q2-2011 (or Q1-2011)
25%	$6,000,000	Q3-2011 (or Q2-2011)
25%	Positive EBITDA	In any quarter not later than Q4-2011

2.           Claw-Back Terms.  In consideration for the Corporation’s issuing the Shares to the executive, subject to the vesting schedule set forth in Section 1 herein, to the degree the Company has not achieved the Target Revenues set forth above for the applicable fiscal quarters or if, as a result of any restatement of the consolidated financial results for such fiscal quarter, the Target Revenue, following such restatement, is not then met, the Holder covenants and agrees that within thirty (30) days of receipt of a written demand from the Corporation, the Holder shall forfeit the Shares to the Corporation.  Additionally and notwithstanding the foregoing, in the event of any resignation of the Holder prior to the twelve month anniversary, all Shares issued hereunder, whether or not vested pursuant to Section 1 herein, shall be immediately forfeited to the Corporation.  If (a) the Holder is terminated for “Cause” (as defined in the Holder’s employment agreement with the Corporation) or the Holder terminates his employment without Good Reason (as defined in the Holder’s employment agreement with the Corporation), in each case, within twelve (12) months of the date of this award, (b) if the Corporation or 5to1.com, Inc. modifies the terms of the Corporation’s Management “A” Shares or Assumed Unvested Restricted Stock or Awards or Assumed Special Incentive Awards (each, as defined in the Agreement and Plan of Merger (the “Merger Agreement”) by and between the Corporation, FTOH Acquisition, Inc. and 5to1.com, Inc. dated November 3, 2010)  prior to the twelve (12) months following the final closing of the Corporation’s private placement (“PIPE”) conducted in conjunction of the Merger Agreement or (c) either of Ross Levinsohn, Mitchell Chun or James Heckman resign within twelve (12) months following the final closing of the PIPE, all Shares issued or issuable hereunder shall be surrendered and the Shares will be returned to the  Company for cancellation without payment..

3.           Regulatory Compliance and Listing.  The issuance or delivery of any stock certificates representing Shares may be postponed by the Corporation for such period as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange, any rules, regulations or other requirements under any other law, or any rules or regulations applicable to the issuance or delivery of such Shares, and the Corporation shall not be obligated to deliver any such Shares to the Holder if delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

4.           Investment Representations and Related Matters.  The Holder hereby represents that the Shares awarded pursuant to this agreement are being acquired for investment purposes and not for resale or with a view towards distribution thereof.  The Holder acknowledges and agrees that any sale or distribution of Shares may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (“Securities Act”), which registration statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Corporation, prior to any such sale or distribution.  The Holder hereby consents to such action as the Corporation deems necessary or appropriate from time-to-time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this agreement, including but not limited to placing restrictive legends on certificates evidencing Shares and delivering stop transfer instructions to the Corporation’s stock transfer agent.

5.           No Right To Continued Employment; Forfeiture.  This agreement does not confer upon the Holder any right to continued employment by the Corporation or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right to the Holder’s employer to terminate employment at any time for any reason or no reason.

6.           Construction.  The Plan and this agreement will be construed by and administered under the supervision of the Committee, and all determinations will be final and binding on the Holder.

7.           Dilution.  Nothing in the Plan or this agreement will restrict or limit in any way the right of the Board of Directors of the Corporation to issue or sell stock of the Corporation (or securities convertible into stock of the Corporation) on such terms and conditions as it deems to be in the best interests of the Corporation, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any stock bonus or employee stock ownership plan.

8.           Bound by Plan.  The Holder hereby agrees to be bound by all of the terms and provisions of the Plan, a copy of which is available to him upon request.

9.           Notices.  Any notice hereunder to the Corporation shall be addressed to it c/o FTOH Corp., 1453 3rd Street, Santa Monica, CA 90401, Attention: Chief Executive Officer, and any notice hereunder to the Holder shall be addressed to the Holder at the last known home address shown in the records of the Corporation, subject to the right of any party hereto to designate another address at any time hereafter in writing.

10.         Counterparts.  This agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

11.         Governing Law.  This agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation caused this agreement to be executed by a duly authorized officer.

Dated: _____ ___, 2010	FTOH CORP.

By:
Name: James Heckman
Title: Chief Heckman Officer

ACCEPTED AND ACKNOWLEDGED:

By:
Print Name:

Dated:	__________________, 2010